EXHIBIT 10.95

                           SUPPLEMENTAL AGREEMENT

      This Supplemental Agreement dated May 31, 2002 is made by and between Vetoquinol U.S.A., Inc. ("Buyer") and IGI, Inc. ("Seller").

                            W I T N E S S E T H:

      WHEREAS, Buyer and Seller entered into an Asset Purchase Agreement dated February 6, 2002 (the "Purchase Agreement"); and

      WHEREAS, Buyer and Seller wish to supplement the Purchase Agreement as hereinafter set forth;

      NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller, intending to be legally bound do hereby agree as follows:

1. Definitions. Capitalized terms used herein which are not otherwise defined shall have their respective meanings as set forth in the Purchase Agreement.

2. Trademark Security Agreement. On February 10, 1988, Seller, the Subsidiaries and certain other subsidiaries or affiliates of Seller as of such date (Seller, the Subsidiaries and the other subsidiaries/affilaites are collectively referred to herein as the "Borrower") entered into a loan agreement (the "Loan Agreement") with First Pennsylvania Bank N.A. (the "Bank"). Pursuant to the Loan Agreement, Borrower and the Bank entered into a Trademark Security Agreement, dated February 10, 1988, a copy of which is attached hereto (the "Trademark Security Agreement"). The Trademark Security Agreement was recorded in the United States Patent and Trademark Office on April 29, 1988 (Reel 0600, Frame 532) and references


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various trademarks that are part of the Purchased Assets to be sold to
Buyer pursuant to the Purchase Agreement.

3.    No Obligations.  Seller represents and warrants to Buyer as follows:

      (a) Any and all of the Borrower's obligations under the Loan Agreement, including the principal and interest of the loan (the "Loan") incurred thereunder, have been paid or otherwise discharged in full.

      (b) Any and all security interests and liens represented by the Trademark Security Agreement or which were granted with respect to any assets of the Borrower under the Loan Agreement or otherwise in connection with the transactions contemplated thereby have been fully released and have ceased to exist.

      (c) The books and records and consolidated financial statements of Seller relating to its fiscal years from and including 1994 to the present reflect no amounts owing on account of the Loan or otherwise under or on account of the Loan Agreement or Trademark Security Agreement.

4. Retained Liabilities. It is agreed that any and all liabilities, obligations, claims, demands, expenses or responsibilities of Borrower relating directly or indirectly to the Trademark Security Agreement, the Loan and/or the Loan Agreement and the transactions contemplated thereby constitute Retained Liabilities.

5. Further Assurances. Promptly following the Closing, Seller shall at its expense use its best efforts to cause the Trademark Security Agreement to be removed of record from the files of the United States Patent and Trademark Office insofar as it relates to any of the Purchased Assets.


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6.    Laxatone.  Seller agrees, at its expense, to file the the necessary documents with the United States Patent and Trademark Office to renew Registration No. 1135477 for the Mark Laxatone.

      IN WITNESS WHEREOF, the undersigned have caused this Supplemental Agreement to be signed and delivered this 31st day of May, 2002.



                                       IGI, Inc.


                                       By:    /s/  Domenic Golato
                                              -------------------------
                                       Name:  Domenic Golato
                                       Title: Sr. Vice President & CFO



                                       Vetoquinol U.S.A., Inc.



                                       By:    /s/Marc Charette
                                              -------------------------
                                              Marc Charette
                                              Vice President


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